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                                                                    EXHIBIT 99.1

                                 VALLEY BANCORP

               AMENDED AND RESTATED EMPLOYEE INCENTIVE STOCK PLAN

1. PURPOSE OF THE PLAN. The purpose of this Amended and Restated Employee Incentive Stock Plan ("Plan") is to provide additional incentives to key employees of Valley Bancorp ("Bancorp") and any of its future Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of Bancorp.

      This Plan is an amendment and restatement of the Employee Stock Option Plan of Bancorp originally adopted by the Board of Directors on December 8, 1999, and approved by the shareholders on January 26, 2000. The original plan is hereby renamed the "Amended and Restated Employee Incentive Stock Plan."

2.    DEFINITIONS. As used in this Plan, the following definitions apply:

      a.    "Bancorp" has the meaning set forth in paragraph 1 of this Plan.

      b.    "Board" means the Board of Directors of Bancorp.

      c.    "Code" means the Internal Revenue Code of 1986, as amended.

      d. "Common Stock" means Bancorp's common stock, $0.73 par value per share.

      e.    "Committee" has the meaning set forth in paragraph 4.a of this Plan.

      f. "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. An individual shall not be considered to have interrupted or terminated his service as an Employee in the case of absence from work because of military leave, sick leave or any other bona fide leave of absence approved by the Bancorp (or its Parent or Subsidiaries) if the period of such leave does not exceed three (3) months, or if longer, so long as the individual's right to reemployment is provided either by statute or by contract. The foregoing shall be subject in all respects to applicable U.S. Treasury regulations governing Incentive Stock Options.

      g. "Date of Grant" means, in the case of an Option or Restricted Stock Award, the date on which the Committee makes the determination granting such Option or Restricted Stock Award, or such later date as the Committee may designate. The Date of Grant shall be specified in the Option agreement and the Restricted Stock Agreement.

      h. "Employee" means any person employed by Bancorp (or its Parent or Subsidiaries).

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      i.    "Exercise Price" means the price required to be paid for shares of
            Common Stock subject to an Option.

      j. "Grantee" means an Employee who has been granted a Restricted Stock Award.

      k. "Incentive Stock Option" means an Option that qualifies as an "incentive stock option," as that term is defined in Code Section 422.

      l. "Nonqualified Stock Option" means an Option, other than an Incentive Stock Option.

      m. "Option" means a right, granted under the Plan, to purchase Common Stock under the terms and conditions set forth in the Plan and the related Option agreement. The term shall include both Incentive Stock Options and Nonqualified Stock Options, as the context requires.

      n.    "Optionee" means an Employee who has been granted an Option.

      o. "Parent" means any corporation, currently in existence or herein after formed or acquiring an interest in Bancorp, having a relationship to Bancorp described in Code Section 424(e).

      p.    "Plan" has the meaning set forth in paragraph 1 of this Plan.

      q. "Restricted Stock" means shares of Common Stock issued to Employees, which shares are subject to restrictions and conditions contained in this Plan and the related Restricted Stock Agreement.

      r. "Restricted Stock Agreement" means a written agreement that shall be entered into by and between each Grantee and Bancorp setting forth terms and conditions relating to shares of Restricted Stock issued to such Grantee pursuant to a Restricted Stock Award. Such agreement shall take such form, and contain such terms and conditions, as shall be determined by the Committee, in its sole discretion.

      s. "Restricted Stock Award" means a right, granted under the Plan, to purchase shares of Restricted Stock.

      t. "Restricted Stock Price" means the price required to be paid for shares of Common Stock under a Restricted Stock Award.

      u. "Shareholder-Employee" means an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Bancorp (or its Parent or Subsidiaries). For this purpose, the attribution of stock ownership rules provided in Code Section 424(d) shall apply.

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      v.    "Subsidiary" means any corporation, currently in existence or hereinafter formed or acquired, having a relationship with Bancorp described in Code Section 424(f).

      w. "Vest" means that Grantee has satisfied all conditions that are required to be satisfied so that Restricted Stock is no longer forfeitable, as such conditions may be set forth in the Plan and the related Restricted Stock Agreement.

3.    STOCK SUBJECT TO OPTIONS AND RESTRICTED STOCK AWARDS.

      a. Number of Shares Reserved. Subject to paragraph 8 of this Plan, the maximum number of shares of Common Stock that may be subject to Options and Restricted Stock Awards shall be equal to three hundred ten thousand (310,000). Such maximum number of shares of Common Stock may all be issued under Incentive Stock Options, or may all be issued under Nonqualified Stock Options, or may all be issued under Restricted Stock Awards. Alternatively, such maximum number of shares of Common Stock may be issued under a combination of Incentive Stock Options, Nonqualified Stock Options and/or Restricted Stock. In no event, however, may the total number of shares of Common Stock issued under Incentive Stock Options, Nonqualified Stock Options and Restricted Stock exceed the maximum number of shares of Common Stock indicated in the first sentence of this paragraph 3.a.

      b. Forfeited and Cancelled Shares. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, or any Restricted Stock is forfeited by a Grantee as provided in the Plan or the related Restricted Stock Agreement, the shares of Common Stock allocable to the unexercised portion of such Option and the forfeited Restricted Stock will again become available to be made subject to an Option or a Restricted Stock Award.

4.    ADMINISTRATION OF THE PLAN.

      a. The Committee. The Board will administer this Plan directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three (3) Board members. All references in the Plan to the "Committee" refers to this separate Committee, if any is established, or if none is then in existence, refers to the Board as a whole. Once appointed, any Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused. The Committee will select one of its members as chairman, and will hold meetings at such times and places as the chairman or a majority of the Committee may determine. At all times, the Board will have the power to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole.

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            (1)   Members of the Committee who are eligible to receive Options or Restricted Stock Awards, or who have been granted Options or Restricted Stock Awards, will be counted for all purposes in determining the existence of a quorum at any meeting of the Committee and will be eligible to vote on all matters before the Committee respecting the granting of Options or Restricted Stock Awards, or administration of this Plan.

            (2) At least annually, the Committee must present a written report to the Board indicating the persons to whom Options and Restricted Stock Awards have been granted since the date of the last such report, and in each case the Date of Grant, the number of shares subject to such Options and Restricted Stock Awards, and the per share Exercise Price or Restricted Stock Price.

      b.    Powers of the Committee. All actions of the Committee must be either
            (i) by a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting. All decisions, determinations and interpretations of the Committee relating to the Plan or any grants of Options or Restricted Stock Awards will be final and binding on all persons, including all Optionees and Grantees, and any other holders or persons interested in any Options or Restricted Stock Awards, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock Awards. Subject to all provisions and limitations of the Plan, the Committee will have the authority and discretion:

            (1) to determine the persons to whom Options and Restricted Stock Awards are to be granted, the Dates of Grant, and the number of shares to be subject to each Option or Restricted Stock Award;

            (2)   to determine the Exercise Price and Restricted Stock Price;

            (3) to determine all other terms and conditions of each Option (including specification of the dates upon which Options become exercisable, and whether conditioned on performance standards, periods of service or otherwise), which terms and conditions can vary between or among Options;

            (4) to determine all other terms and conditions of Restricted Stock Awards (including specification of the terms and conditions under which shares of Restricted Stock will be forfeited, and whether such terms and conditioned are based on performance standards, periods of service or otherwise), which terms and conditions can vary between or among Restricted Stock Awards;

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            (5)   to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to paragraphs 6.k and 6.l, and paragraph 9, of this Plan;

            (6) to authorize any person or persons to execute and deliver Option agreements and Restricted Stock Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate to effect the grant of Options and Restricted Stock Awards;

            (7)   to interpret this Plan; and

            (8) to make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

5.    ELIGIBILITY.

      a. General. All Employees are eligible to be selected by the Committee to receive a grant of an Option and/or a Restricted Stock Award. Only Employees so selected from time to time may be granted Options and/or Restricted Stock Awards. The selection of Employees to be granted Options and/or Restricted Stock Awards will be entirely discretionary with the Committee. The adoption of this Plan does not confer upon any Employee any right to receive an Option or a Restricted Stock Award.

      b. Right to Employment. Neither the adoption of this Plan, nor the granting of an Option or Restricted Stock Award, will confer upon any Employee any right to continue employment with Bancorp (or its Parent or Subsidiaries); nor will the same interfere in any way with the right of an Employee, or the right of Bancorp (or its Parent or Subsidiaries), to terminate the employment relationship at any time.

6. TERMS AND CONDITIONS OF OPTIONS. All Options must be authorized by the Committee and shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions of all Options shall be set forth in such form of written Option agreement as is determined by the Committee. Unless waived or modified by the Committee, all Options shall be subject to the terms and conditions set forth in this paragraph 6. It is intended that Options issued pursuant to this Plan may constitute either Incentive Stock Options or Nonqualified Stock Options.

      a. Number of Shares; Annual Limitation. Each Option agreement must state whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to the Option. Any number of Options may be granted to an Employee at any time; except that, in the case of Incentive Stock Options, the aggregate fair market value (determined as of each

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            Date of Grant) of all shares of Common Stock with respect to which
            Incentive Stock Options become exercisable for the first time by such Employee during any one calendar year, under all incentive stock option plans of the Company (and its Parent and Subsidiaries taken together), shall not exceed one hundred thousand dollars ($100,000). Any portion of an Option in excess of the one hundred thousand dollar ($100,000) limitation shall be treated as a Nonqualified Stock Option

      b. Exercise Price and Consideration. The Exercise Price shall be the price determined by the Committee, subject, however, to subparagraphs (1) and (2) below.

            (1) In the case of Incentive Stock Options, the Exercise Price shall in no event be less than the fair market value of the Common Stock on the Date of Grant. In the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Exercise Price shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock on the Date of Grant.

            (2) In all cases, the Exercise Price shall be no less than the greater of (i) the fair market value of the Common Stock, or
                  (ii) the net book value of the Common Stock at the time of grant, as is determined by the Committee.

            (3) In all cases, the Exercise Price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock, services, debt instruments or other property.

      c. Term of Option. No Option shall in any event be exercisable after the expiration of ten (10) years from the Date of Grant. Further, no Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be exercisable after the expiration of five (5) years from the Date of Grant. Subject to the foregoing and other applicable provisions of the Plan (including, but not limited to, paragraphs 6.g, 6.h and 6.i of this Plan), the Committee will determine the term of each Option, in its discretion.

      d. Non-transferability of Options. No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      e. Manner of Exercise. An Option will be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the

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            Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

      f. Rights as Shareholder. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by his or her Option, unless and until the Optionee has exercised such Option and submitted full payment for the shares.

      g. Death of Optionee. An Option shall be exercisable at any time prior to termination under subparagraphs (1) or (2) below by the Optionee's estate or by such person or persons (including a trustee or successor trustee of a revocable living trust) who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee. In the event of the death of an Optionee,

            (1) an Incentive Stock Option shall terminate no later than the earliest of (i) one year after the date of death of the Optionee, if the Optionee had been in Continuous Status as an Employee since the Date of Grant of the Option, or (ii) the date specified under paragraph 6.i of this Plan, if the Optionee's status as an Employee was terminated prior to his or her death, or (iii) the expiration date otherwise provided in the applicable Option agreement; and

            (2) a Nonqualified Stock Option shall terminate no later than the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date of a Nonqualified Stock Option should occur during the one hundred eighty (180) day period immediately following the Optionee's death, such Option shall terminate at the end of such one hundred eighty (180) day period.

      h. Disability of Optionee. If an Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of Code Section 22(e)(3)) and if said Optionee had been in Continuous Status as an Employee at all times between the date of grant of the Option and the termination of his or her status as an Employee, his or her Option shall terminate no later than the earlier of (i) one year after the date of termination of his or her status as an Employee, or (ii) the expiration date otherwise provided in his or her Option agreement.

      i.    Termination of Status as an Employee.

            (1) If an Optionee's status as an Employee is terminated at any time after the grant of an Option to such Employee for any reason other than death or disability (as described in paragraphs 6.g and 6.h of this Plan) and not for cause, as provided in subparagraph (2) below, then such Option shall terminate no later than the earlier of (i) the same day of the third month

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                  after the date of termination of his or her status as an
                  Employee, or (ii) the expiration date otherwise provided in his or her Option agreement.

            (2) If an Optionee's status as an Employee is terminated for cause at any time after the grant of an Option to such Employee, then such Option shall terminate at the end of the day on the date of termination of his or her status as an Employee. For this purpose, "cause" means fraud or willful misconduct or any other conduct that the Board reasonably believes will cause or has caused Bancorp (or its Parent or Subsidiaries) substantial injury as a result of gross negligence or dishonesty.

      j. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of shares pursuant thereto will comply with all applicable provisions of law, including applicable federal and state securities laws. As a condition to the exercise of an Option, Bancorp may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

      k. Corporate Sale Transactions. In the event of the merger or reorganization of Bancorp with or into any other corporation, the sale of substantially all of the assets of Bancorp, or a dissolution or liquidation of Bancorp (collectively, "Sale Transaction"), (1) all outstanding Options that are not then fully exercisable will become exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee must notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee must have the right to exercise his or her Option prior to said termination date.

      l. Substitute Stock Options. In connection with an internal reorganization of Bancorp (e.g., formation of a holding company), the Committee is authorized, in its discretion, to substitute for any unexercised Option, a new option for shares of the resulting entity's stock.

      m. Tax Compliance. Bancorp, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Bancorp under applicable tax laws, and (ii) withholding from any form of compensation or other

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            amount due an Optionee, or holder, of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bancorp under applicable tax laws. Withholding or reporting will be considered required for purposes of this paragraph 6.m if the Committee, in its sole discretion, so determines.

      n. Federally Mandated Exercise of Options. If Bancorp's primary federal regulator determines that its capital falls below the regulator's minimum capital requirements and notifies it in writing to require the exercise or forfeiture of all vested Options, Bancorp will so notify each Optionee immediately in writing. Upon receipt of such written notice from Bancorp, Optionees must exercise their vested Options within ninety (90) days. Failure to exercise Options under this paragraph 6.n will result in the Optionee's forfeiture of his or her vested Options.

      o. Holding Period for Incentive Stock Options. With regard to shares of Common Stock issued pursuant to an Incentive Stock Option granted under the Plan, if the Optionee (or such other person who may exercise the Option pursuant to paragraph 6.g of this Plan) makes a disposition of such shares within two (2) years after the Date of Grant of such Option, or within one (1) year after the date of issuance of such shares to the Optionee upon the exercise of such Option, then the Optionee must notify the Company in writing of such disposition and must cooperate with the Company in any tax compliance relating to such disposition.

      p. Other Provisions. Option agreements executed under this Plan may contain such other provisions as the Committee deems advisable.

7. RESTRICTED STOCK AWARDS. All Restricted Stock Awards must be authorized by the Committee and shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions relating to a Restricted Stock Award shall be set forth in a Restricted Stock Agreement. Unless waived or modified by the Committee, all Restricted Stock Awards shall be subject to the terms and conditions set forth in this paragraph 7.

      a. Restricted Stock Agreement. Each Restricted Stock Agreement shall be in such form and contain such provisions (which may differ among Grantees) as the Committee shall approve from time to time and shall comply with, and be subject to, the terms and conditions of the Plan. A person who is granted a Restricted Stock Award shall be issued such Restricted Shares only if, within five (5) days (or such other period of time as may be determined by the Committee) after Bancorp extends such offer, such person (i) duly executes and delivers to Bancorp a Restricted Stock Agreement, and (ii) pays in full the purchase price required to be paid for the shares of Restricted Stock. If such person does not do so within such period of time, then without the need for action on the part of any person, such person shall have no further right to acquire shares of Restricted Stock under the Restricted Stock Award, unless the Committee determines otherwise.

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      b.    Restricted Stock Price. The Restricted Stock Price shall be determined by the Committee, and may be less than the fair market value of the shares of Common Stock as of the Date of Grant. Such Restricted Stock Price shall be payable in accordance with any procedures established by Bancorp and may be paid in the form of either (i) United States dollars, or (ii) if approved by the Board, other consideration (including, without limitation, shares of Common Stock, services, debt instruments or other property).

      c. Escrow of Restricted Stock. Bancorp may make such arrangements to hold shares of Restricted Stock in escrow as it deems necessary or appropriate. Until such time as Bancorp reacquires the shares so held, the Grantee thereof shall have, subject to any restrictions and conditions contained in the Plan or the Restricted Stock Agreement, all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Restricted Stock.

      d. Restrictions and Performance Goals. Shares of Restricted Stock shall be subject to such restrictions and conditions, if any, as the Committee may impose. Such restrictions and conditions may include, without limitation, repurchase, at a price determined by the Committee (including, for example, at the lower of the price, if any, paid by the Grantee for the shares of Restricted Stock or the Fair Market Value of the shares of Restricted Stock at the date of repurchase) or forfeiture of shares of Restricted Stock, such repurchase or forfeiture to be triggered by Grantee's failure to satisfy condition imposed by the Committee, such as completion of a specified number of years of service with Bancorp (or its Parent or Subsidiaries), and/or attainment of performance goals that are set forth in the Restricted Stock Agreement entered into by Grantee in connection with the grant of the Restricted Stock Award. Prior to issuing Restricted Stock, the Committee shall: (i) determine the nature, length and starting date of any period that the Grantee must maintain Continuous Status as an Employee before shares of Restricted Stock shall Vest; and (ii) select the factors to be used to measure performance goals, if any.

      e. Vesting. Shares of Restricted Stock shall Vest upon the satisfaction of all conditions imposed by the Committee (including, without limitation, attaining any performance goals that are set forth in the Restricted Stock Agreement entered into by Grantee in connection with the grant of the Restricted Stock Award).

      f. Termination of Employment Prior to Vesting of Restricted Stock. Immediately after a Grantee first ceases to maintain Continuous Status as an Employee, shares of Restricted Stock issued to such Grantee that have not Vested prior to such time may no longer Vest, and Grantee shall forfeit all rights (and Bancorp shall have no further obligations) with respect to such shares of Restricted Stock.

      g. Conditions Upon Issuance of Shares. Shares of Restricted Stock will not be issued unless the issuance of such shares will comply with all applicable provisions of law, including applicable federal and state securities laws. As a

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            condition to the issuance of shares of Restricted Stock, Bancorp may require the person to whom such shares will be issued to represent and warrant at the time of issuance that the shares of Restricted Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

      h. Tax Compliance. Bancorp, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant of a Restricted Stock Award and the issuance of shares of Restricted Stock; including, but not limited to, withholding (or causing to be withheld) from any form of compensation or other amount due a Grantee any amount required to be withheld by Bancorp under applicable tax laws.

      i. Non-Transferability of Restricted Stock. Shares of Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the time such shares Vest.

      j. Other Provisions. Restricted Stock Agreements executed under this Plan may contain such other provisions as the Committee shall deem advisable that are not inconsistent with the Plan.

8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of Bancorp, the number of shares of Common Stock covered by each outstanding Option or Restricted Stock Award, the number of shares of Common Stock available for grant under additional Options or Restricted Stock Awards, and the per share Exercise Price, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Bancorp; provided, however, that conversion of any convertible securities of Bancorp -------- will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Committee, whose determination in that respect will be final, binding and conclusive. Except as otherwise expressly provided in this paragraph 8, no person will have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock, and no issuance by Bancorp of shares of stock of any class, or securities convertible into shares of stock of any class, will affect the Exercise Price, or number of shares subject to any Options or Restricted Stock Award, and no adjustments in Options or Restricted Stock will be made by reason thereof. The grant of an Option or Restricted Stock Award under this Plan will not affect in any way the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

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9.    TERM OF THE PLAN. This Plan will become effective, and Options may be granted and shares of Restricted Stock issued, only after the Board adopts the Plan and the approvals described in paragraph 10 have been obtained. Unless sooner terminated as provided in paragraph 9.a of the Plan, the Plan will terminate on the tenth (10th) anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of this Plan.

      a. Amendment or Early Termination of the Plan. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the shareholders, (i) no revision or amendment will increase the number of shares of Common Stock subject to this Plan, other than in connection with an adjustment under paragraph 8 of this Plan; and (ii) no revision or amendment will be made to the Plan in a manner that would require shareholder approval under any applicable laws or regulations.

      b. Effect of Amendment or Termination. No amendment or termination of this Plan will affect Options or Restricted Stock Awards granted prior to such amendment or termination, and all such Options and Restricted Stock Awards will remain in full force and effect notwithstanding such amendment or termination.

10. REGULATORY AND SHAREHOLDER APPROVALS. Adoption of this Plan will be subject to approval by the Commissioner of the Nevada Department of Business & Industry, Financial Institutions Division and by the affirmative vote of shareholders owning at least a majority of the outstanding Common Stock of Bancorp at a duly convened meeting. If shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of this Plan, then this Plan shall terminate and no Options shall be granted under the Plan.

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
                                     * * * *

                             CERTIFICATE OF ADOPTION

      I certify that the foregoing Amended and Restated Employee Incentive Stock Plan was approved by the Board of Directors of Valley Bancorp on March 23, 2005.

      I further certify that the foregoing Amended and Restated Employee Incentive Stock Plan was approved by the Commissioner of the Nevada Department of Business & Industry, Financial Institutions Division on March 15, 2005.

      I further certify that the foregoing Amended and Restated Employee Incentive Stock Plan was approved by the shareholders of Valley Bancorp on April 19, 2005.

                                           /s/ Barry L. Hulin
                                           -------------------------------
                                           Barry L. Hulin, President and CEO

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